SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 8, 2004 (March 5, 2004)

ADVANCED NEUROMODULATION SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Commission file number 0-10521

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 5. Other Events.

On March 5, 2004, we entered into an agreement to acquire certain assets of microHelix, Inc.’s cable and wire division, which is operated out of Portland, Oregon, for approximately $2 million in cash and assumed liabilities. The transaction is subject to customary terms and conditions, including shareholder approval by microHelix’s shareholders. We expect to complete the transaction in April 2004. For additional information, see the press release attached hereto as Exhibit 99.1.

This press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release dated March 8, 2004 (This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.
	By:	/s/ F. ROBERT MERRILL III
Date: March 8, 2004		F. Robert Merrill III
Executive Vice President, Finance Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated March 8, 2004 (This press release shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act)

4